UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2018

OLD POINT FINANCIAL CORPORATION
 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street
Hampton, Virginia  23663
(Address of principal executive offices)  (Zip Code)

(757)728-1200
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2018, Old Point Financial Corporation (the Company) and The Old Point National Bank of Phoebus (the Bank) entered into employment agreements with Robert F. Shuford, Jr., as President and Chief Executive Officer of the Bank and Executive Vice President of the Company; Jeffrey W. Farrar, as Chief Financial Officer and Executive Vice President of the Bank and Chief Financial Officer and Senior Vice President/Finance of the Company; and Joseph R. Witt, as Senior Executive Vice President and Chief Business Development Officer of the Bank and Chief Business Development Officer and Senior Vice President of the Company; and the Company and Old Point Trust & Financial Services, N.A. (the Trust Company, and together with the Company and the Bank, as applicable, the "Employer") entered into an employment agreement with Eugene M. Jordan, II, as President and Chief Executive Officer of the Trust Company and Executive Vice President/Trust of the Company (collectively, the Agreements). The Agreements are effective as of February 22, 2018 (the Effective Date), and the terms of the Agreements are substantially similar to each other, except as described below.

The Agreements provide for an initial 3-year term for Messrs. Shuford, Jr. and Jordan and an initial 2-year term for Messrs. Farrar and Witt, each beginning on the Effective Date, unless earlier terminated under the provisions of the Agreements. The Agreements will automatically renew for 3-year terms for Messrs. Shuford, Jr. and Jordan and for 2-year terms for Messrs. Farrar and Witt, beginning on the first anniversary of the Effective Date, unless the Agreements expire or are previously terminated or the Bank (or the Trust Company for Mr. Jordan) or the executive gives written notice of non-renewal at least 60 days prior to the renewal date.

Under the Agreements, Mr. Shuford, Jr.'s annual base salary will be at least $330,000; Mr. Farrar's annual base salary will be at least $285,000; Mr. Witt's annual base salary will be at least $297,030; and Mr. Jordan's annual base salary will be at least $190,000, subject to periodic review by the Company's Board of Directors (or its designee). Each executive will be eligible to participate in the "Old Point Financial Corporation Incentive Plan," or any successor plan applicable to executives, and to receive equity-based or other awards granted under any equity plan established by the Company, in accordance with the terms of such plans, and as the Compensation Committee may determine in the case of equity plan awards. In addition to any clawback provisions included in any cash or equity incentive plan or individual award agreement, the Agreements provide for the clawback of incentive compensation received from the Employer, including both equity and cash compensation, to the extent of any determined excess payment, in the event the Company is required to prepare a restatement of its financial results to correct an error that is material to previously issued financial statements and the result of which is that such incentive compensation paid would have been a lower amount had it been calculated based on such restated results or to the extent otherwise required by federal or state law or applicable regulation or stock exchange requirement.

Under the Agreements, each executive will also be eligible to participate in any benefit plans offered by the Employer to senior executives, including, without limitation, group medical insurance and a deferred compensation plan. The Bank (or the Trust Company for Mr. Jordan) will pay each executive's monthly social dues for any approved country club.

Under the Agreements, each executive's employment may be terminated by the Employer with or without Cause (as defined in the Agreements), or the executive may resign for or other than for Good Reason (as defined in the Agreements). If the executive's employment is terminated without Cause or the executive resigns for Good Reason, the executive will be entitled to receive any unpaid base salary through the date of termination; any annual incentive compensation earned during the calendar year preceding the calendar year of termination but not yet paid; and any benefits or awards vested, due and owing pursuant to the terms of any other plans, policies or programs (collectively, the Accrued Obligations) and certain other severance benefits as described below.

The Agreements provide that Messrs. Shuford, Jr. and Jordan will each be entitled to severance equal to 24 months of his base salary in effect at the time of termination plus 2 times the average of his annual bonuses payable for the 2 calendar years preceding the calendar year in which the termination occurs, in each case paid in equal installments over 24 months, and a lump sum payment equal to 24 times the monthly rate of the Bank's (or the Company's for Mr. Jordan) subsidy for coverage of medical, dental and vision benefits in effect on the date of termination. The Agreements provide that Messrs. Farrar and Witt will each be entitled to severance equal to 18 months of his base salary in effect at the time of termination, plus 1.5 times the average of his annual bonuses payable for the 2 calendar years preceding the calendar year in which the termination occurs, in each case paid in equal installments over 18 months, and a lump sum payment equal to 18 times the monthly rate of the Bank's subsidy for coverage of medical, dental and vision benefits in effect on the date of termination.

Each executive will be entitled the Accrued Obligations and certain other severance benefits as described below, in the event the executive's employment is terminated without Cause or the executive resigns for Good Reason within 2 years after a Change of Control (as defined in the Agreements). The Agreements provide that Messrs. Shuford, Jr. and Jordan will each be entitled to an amount equal to 2.99 times his base salary in effect at the time of termination plus 2.99 times the average bonus payable for the 5 calendar years preceding the calendar year in which the termination occurs, in each case paid in equal installments over 24 months, and a lump sum payment equal to 24 times the monthly rate of the Bank's (or the Company's for Mr. Jordan) subsidy for coverage of medical, dental and vision benefits in effect on the date of termination. The Agreements provide that Messrs. Farrar and Witt will each be entitled to an amount equal to 2 times his base salary in effect at the time of termination plus 2 times the average bonus payable for the 5 calendar years preceding the calendar year in which the termination occurs, in each case paid in equal installments over 24 months, and a lump sum payment equal to 18 times the monthly rate of the Bank's subsidy for coverage of medical, dental and vision benefits in effect on the date of termination.  The Agreements provide that, in the event of a Change of Control, any severance payments or benefits to be paid pursuant to the Agreements will be limited (or cutback) to one dollar less than the maximum amount deductible under Section 280G of the Internal Revenue Code, if such a reduction would cause the executive to receive more after-tax compensation than without the reduction.

If the executive's employment terminates due to death, the Agreements provide that the executive's spouse or the executive's estate shall receive payment of the Accrued Obligations. If the executive's employment terminates due to Incapacity (as defined in the Agreements) of the executive, the Employer shall have no obligation to the executive other than payment of the Accrued Obligations. If the executive's employment terminates for Cause or if the executive terminates employment other than Good Reason (before or after a Change of Control), the executive will be entitled to any unpaid base salary through the date of termination and payment of any vested and irrevocable benefits (excluding incentive compensation) due and owing pursuant to the terms of any plans, policies or programs.

The Agreements also include the following covenants that apply to the executive following the cessation of the executive's employment for any reason, including nonrenewal of the Agreements: (i) a confidentiality covenant that applies for 5 years following the cessation of the executive's employment; (ii) a non-solicitation covenant that applies for 24 months following the cessation of employment for Messrs. Shuford, Jr. and Jordan and for 18 months following cessation of employment for Messrs. Farrar and Witt; (iii) a non-piracy covenant that applies for 24 months following the cessation of employment for Messrs. Shuford, Jr. and Jordan and for 18 months following cessation of employment for Messrs. Farrar and Witt; and (iv) a non-competition covenant that applies for 24 months following the cessation of employment for Messrs. Shuford, Jr. and Jordan and for 18 months following cessation of employment for Messrs. Farrar and Witt. Except for the Accrued Obligations, payment of all of the severance payments and benefits discussed above (other than termination due to death or Incapacity) is contingent on the executive's signing and not revoking a release and on the executive's compliance with these restrictive covenants.

In certain cases, some or all of the severance payments and benefits provided on termination of the executive's employment may be delayed for 6 months following termination to comply with the requirements of Section 409A of the Internal Revenue Code. Any payment required to be delayed would be paid at the end of the 6-month period in a lump sum, with any payments due after the 6-month period being paid at the normal payment date provided for under the Agreements. In the case of benefits that are delayed, the executive would pay the cost of benefits coverage during the 6-month delay period and then be reimbursed by the Employer at the end of the 6-month period.

The full text of Mr. Shuford, Jr.'s employment agreement is attached as Exhibit 10.22 to this Current Report on Form 8-K and is incorporated herein by reference.

The full text of Mr. Farrar's employment agreement is attached as Exhibit 10.23 to this Current Report on Form 8-K and is incorporated herein by reference.

The full text of Mr. Witt's employment agreement is attached as Exhibit 10.24 to this Current Report on Form 8-K and is incorporated herein by reference.

The full text of Mr. Jordan's employment agreement is attached as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein by reference.

Item  9.01 Financial Statements and Exhibits.

(d)	Exhibits
10.22 Employment Agreement, dated as of February 22, 2018, by and between Old Point Financial Corporation and The Old Point National Bank of Phoebus and Robert F. Shuford, Jr.

10.23 Employment Agreement, dated as of February 22, 2018, by and between Old Point Financial Corporation and The Old Point National Bank of Phoebus and Jeffrey W. Farrar

10.24 Employment Agreement, dated as of February 22, 2018, by and between Old Point Financial Corporation and The Old Point National Bank of Phoebus and Joseph R. Witt

10.25 Employment Agreement, dated as of February 22, 2018, by and between Old Point Financial Corporation and Old Point Trust & Financial Services, N.A. and Eugene M. Jordan, II

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: February 28, 2018	/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer